SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                AUGUST 27, 2009


                              ENTECH  SOLAR, INC.
                              -------------------

               (Exact Name of Registrant as specified in charter)


  Delaware                          0-16936                       33-0123045
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(State or other jurisdiction       (Commission                (IRS Employer
   of incorporation)                File Number)             Identification No.)


  13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas          76177
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         (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:   817/ 379-0100


                                     n/a
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS


     On August 27, 2009 Entech Solar, Inc. (the "COMPANY"), announced the appointment of David A. Field to the Board of Directors, effective immediately. Mr. Field is currently the President, Chief Executive Officer and a Director of Applied Solar, Inc., a solar energy company based in San Diego, California. Prior to joining Applied Solar, Inc., Mr. Field was a senior executive at Clark Security Products, the largest independent vertically integrated security distribution company in North America from January 2005 to August 2006. Previously, he founded and managed several companies in the energy sector. In June 2001, Mr. Field founded and was chief executive officer of Clarus Energy Partners, a leading Distributed Generation developer, owner and operator that was acquired by Hunt Power in early 2004. Prior to Clarus Energy, Mr. Field co-founded Omaha-based Kiewit Fuels, a renewable energy company specializing in the development of biofuels production. In addition to a career in sustainable energy development, he also has an extensive background in water technology and infrastructure development, with companies such as Bechtel, Peter Kiewit, and Poseidon Resources, as well as in corporate finance with Citicorp. Mr. Field holds a MBA from the Thunderbird School of Global Management.

     A copy of the issued press release is furnished as Exhibit 99.1 to this report.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1    Press Release dated August 27, 2009.

 ______________________________________________________________________________

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENTECH SOLAR, INC.


By:  /s/ Frank W. Smith
------------------------------------------
     Frank W. Smith
     Chief Executive Officer


Date:  September 2, 2009




EXHIBIT INDEX
-------------


99.1     Press release dated August 27, 2009

[ENTECH SOLAR, INC. LOGO -- GRAPHIC OMITTED]

                                                                   EXHIBIT 99.1



              ENTECH SOLAR ANNOUNCES APPOINTMENT OF DAVID A. FIELD
                             TO BOARD OF DIRECTORS

FORT WORTH, TX - AUGUST 27, 2009 - Entech Solar (OTC BB: ENSL.OB), with plans to become a leading developer of renewable energy technologies, today announced that David A. Field has been appointed to its Board of Directors.

"Entech Solar is very pleased to welcome David Field to our Board of Directors. David brings a great deal of experience in the solar and energy industry and will play a critical role in developing Entech's future strategy," said Dr. Frank Smith, Chief Executive Officer.

Mr. Field currently serves as President and Chief Executive Officer of Applied Solar, Inc. Prior to joining Applied Solar, Mr. Field was a senior executive at Clark Security Products, the largest independent security distribution company in North America. Previously, he founded and managed several companies in the energy sector. In 2001, Mr. Field founded and was Chief Executive Officer of Clarus Energy Partners, a leading Distributed Generation developer, owner and operator that was acquired by Hunt Power, an affiliate of Dallas-based Hunt Oil, in 2004. Prior to Clarus Energy, Mr. Field co-founded Omaha-based Kiewit Fuels, a renewable energy company specializing in the development of biofuels production. In addition to a career in sustainable energy development, he also has an extensive background in water technology and infrastructure development, with companies such as Bechtel, Peter Kiewit, and Poseidon Resources, as well as in corporate finance with Citicorp. Mr. Field holds a MBA from the Thunderbird School of Global Management.

ABOUT  ENTECH  SOLAR
Entech Solar, Inc. plans to become a leading developer of renewable energy technologies for the commercial and industrial markets. Entech Solar designs concentrating solar modules that provide both electricity and thermal energy as part of its ThermaVolt product line. The Company also develops a state-of-the-art tubular skylight that provides superior light output and optical efficiency for the commercial and industrial green buildings initiatives. For more information, please visit www.entechsolar.com.
                                                      -------------------


ENTECH  SOLAR  MEDIA  &  INVESTOR  RELATIONS  CONTACT:
Jessica  Bloomgarden
917-284-6397
jbloomgarden@entechsolar.com
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